SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         June 9, 2014

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 NEW GLOBAL ENERGY, INC.

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(Exact name of registrant as specified in its charter)

    WYOMING                     0-18954                    45-4349842

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(State or other jurisdiction          (Commission              (IRS Employer

of incorporation)                     File Number)           Identification No.)

109 East 17th Street,  Suite 4217,   Cheyenne, WY        82001

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(Address of principal executive offices)                                                       (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (307)  633-9192

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Section 3

Securities and Trading Markets

Item 3.02

Unregistered Sales of Equity Securities

Holders of the Promissory Note payable by the Company to Bio-Global Resources, Inc. and dated July 19, 2013, have elected to  exercise their conversion  rights under this promissory note in full satisfaction thereof.   Pursuant to the terms thereof two million shares were issued to five separate holders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 3, 2014

New Global Energy, Inc.

/s/  Perry Douglas West

By:   Perry Douglas West, CEO